UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2012

HPEV, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

27420 Breakers Drive
Wesley Chapel, FL	33544
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 929-1877

(Former name or former address, if changed since last report)

Copies to:

David Manno, Esq.

Timothy O’Brien, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2012, HPEV, Inc. (the “Company”) entered into a Debt Settlement Agreement (the “Agreement”) with Phoenix Productions and Entertainment Group (“PPEG”), Action Media Group, LLC (“AMG”)(PPEG and AMG together, the “Debt Holders”), and Spirit Bear Limited. Prior to execution of the Agreement, the Debt Holders were owed an aggregate of $1,161,894 in principal and accrued interest (the “Debt”) by the Company. The Debt Holders also owned an aggregate of 4,676,000 shares (the “Total Shares”) of the Company’s common stock.

Pursuant to the Agreement, the Debt Holders agreed (i) to forgive the Debt and (ii) to transfer the Total Shares to the Company’s transfer agent to be held in escrow and to be cancelled as provided for in the Agreement. Accordingly, the Debt holders have returned the notes evidencing the Debt, which notes were received by the Company on December 17, 2012; and have delivered the Total Shares to the escrow agent by book-entry transfer on December 20, 2012. As provided for in the Agreement, Debt Holders have released the Company of (i) any future liability or claim related to the Debt, (ii) any future liability or claim related to shares of any class of equity in the Company, and (iii) any obligation or liability of the Company.

The Total Shares will be held in escrow until the Company files a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) in connection with the December 14, 2012, purchase by Spirit Bear Limited of unregistered securities of the Company (the “Registration Statement”). Upon the filing of the Registration Statement with the SEC, 3,676,000 shares of the Total Shares will be cancelled and 1,000,000 shares of the Total Shares (the “Consideration Shares”) will continue to be held in escrow. The Company, or a nominee of the Company, will then purchase the Consideration Shares at the price of Forty Cents ($.40) per share. The Consideration Shares will be purchased at the rate of Ten Thousand Dollars ($10,000.00) per month until the purchase of all of the Consideration Shares shall have been completed. The first purchase will commence within ninety (90) days after HPEV shall have achieved One Million Dollars ($1,000,000.00) in gross revenues for products or services from business operations.

The Agreement contains standards indemnification and confidentiality clauses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2012	HPEV, Inc. By: /s/ Tim Hassett Tim Hassett Chief Executive Officer

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